UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2012

INDIA GLOBALIZATION CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32830	20-2760393
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4336 Montgomery Ave., Bethesda, Maryland   20814
(Address of principal executive offices)          (Zip Code)

(301) 983-0998
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

The information set forth under Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On October 9, 2012,   Bricoleur Partners, L.P. (“Bricoleur”) exchanged the previously outstanding unsecured promissory note issued  by India Globalization Capital, Inc. (“we,” the “Company” or “IGC”) to Bricoleur in the principal amount of $1,800,000 (the “2011 Bricoleur Note”) for an unsecured promissory note in the principal amount of $1,800,000 (the “2012 Bricoleur Note”) and  3,000,000 shares of the Company’s common stock  and penalty shares of 171,000 beginning February 1, 2013 for every month that the note remains unpaid pursuant to a Note and Share Purchase Agreement (the “2012 Bricoleur  Purchase Agreement”). The originally Bricoleur Note issued in 2009 for $2,000,000 was exchanged on February 25, 2011 for the 2011 Bricoleur Note. The reduced principal amount of the 2011 Bricoleur Note reflects a $200,000 principal payment made by IGC on the 2009 Bricoleur Note in December 2010.  The 2011 Bricoleur Note was due and payable on June 30, 2011.  The 2012 Bricoleur Note is due and payable on the earlier of (i) December 31, 2012 (the “Maturity Date”), or (ii) upon the occurrence of an Event of Default as defined in Section 3 of the Unsecured Promissory Note.  Like the 2011 Bricoleur Note, there is no interest payable on the 2012 Bricoleur Note and IGC can pre-pay the New Bricoleur Note in whole or in part at any time without penalty or premium.

The description above summarizes the material terms of the Bricoleur Purchase Agreement and 2012 Bricoleur Note. The description above is qualified in its entirety by the text of the Bricoleur Purchase Agreement and 2012 Bricoleur Note filed as exhibits to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and incorporated into this Current Report on Form 8-K by reference.

The securities sold in this transaction have not been registered under the Securities Act of 1933, as amended (the “Act”) and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Act. IGC believes that the issuance of the foregoing securities was exempt from registration under Section 3(a)(9) of the Act as an exchange of securities solely with an existing securityholder where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.  In addition, IGC believes that the issuance of the foregoing securities was exempt from registration under Section 4(2) of the Act as a transaction not involving a public offering.  In connection with the issuance of these securities, Bricoleur represented that it was an "accredited investor" as defined in Rule 501(a) of the Securities and Exchange Commission.  In addition, neither the Company nor anyone acting on its behalf offered or sold these securities by any form of general solicitation or general advertising.  As the 2012 Bricoleur Note and the shares of common stock were issued as consideration for exchange of the 2011 Bricoleur Note, IGC received no cash proceeds for the issuance of the 2012 Bricoleur Note or the shares.

Item 3.02.	Unregistered Sales of Equity Securities

The information set forth under Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

See the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

India Globalization Capital, Inc.

Date: October 12, 2012	By:	/s/ Ram Mukunda
Ram Mukunda
Chief Executive Officer and President

Exhibit Index

10.1	Note and Share Purchase Agreement dated as of October 9, 2012 between the Company and Bricoleur Partners, L.P.

10.2	Unsecured Promissory Note dated as of October 9, 2012 in the principal amount of $1,800,000 issued by the Company to Bricoleur Partners, L.P.